CONTACT:	Alexander C. Kinzler

President and Chief Operating Officer

Russell M. Gifford

Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS

FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2008 AND

                                            DECLARES CASH DIVIDEND

HONOLULU, HAWAII, May 12, 2008 -- Barnwell Industries, Inc., (AMEX: BRN) today reported net earnings of $1,685,000 ($0.20 per share - diluted) and $5,004,000 ($0.59 per share –diluted) for the three and six months ended March 31, 2008, respectively, as compared to net earnings of $1,258,000 ($0.15 per share - diluted) and $2,372,000 ($0.27 per share – diluted) for the three and six months ended March 31, 2007, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “Net earnings for the three and six months ended March 31, 2008 increased due to a $2,843,000, 33% and $4,565,000, 27% respectively, increase in oil and natural gas revenues as a result of higher oil, natural gas and natural gas liquids prices. For the three months ended March 31, 2008 oil and natural gas liquids prices increased 78% and 62%, respectively, and natural gas prices increased 21%. Net earnings for the six months ended March 31, 2008 include deferred tax benefits of $909,000 due to reductions in Canadian Federal corporate income tax rates. There were no such benefits in last year’s six month period. These increased oil and natural gas segment revenues were partially offset by reduced revenues in our real estate segment due to the timing of real estate closings.

“Our oil and natural gas segment invested $5,624,000 and $9,365,000 in oil and gas exploration and development during the three and six months ended March 31, 2008, respectively, participating in the drilling of 5 gross (1.1 net) wells during the three months ended March 31, 2008. Of these wells, 4 gross (1.0 net) wells are considered to be successful.

Barnwell Industries also announced today that its Board of Directors has declared a cash dividend of $0.05 per share, payable June 16, 2008, to stockholders of record on June 2, 2008.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,”

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May 12, 2008

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“intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2007 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS

                             (Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
Revenues	$14,307,000	$11,163,000	$29,967,000	$24,431,000
Net earnings	$1,685,000	$1,258,000	$5,004,000	$2,372,000
Earnings per share — basic	$0.20	$0.15	$0.61	$0.29
Earnings per share — diluted	$0.20	$0.15	$0.59	$0.27
Weighted average common shares outstanding:
Basic	8,245,086	8,194,707	8,228,811	8,181,742
Diluted	8,424,153	8,613,439	8,462,332	8,642,402